Exhibit 5.1

CONYERS DILL & PEARMAN LIMITED Clarendon House, 2 Church Street Hamilton HM 11, Bermuda Mail: PO Box HM 666, Hamilton HM CX, Bermuda T +1 441 295 1422 conyers.com

1 April 2021

Matter No.: 365838
+1 441 278 7957
karoline.tauschke@conyers.com

International General Insurance Holdings Ltd.

Clarendon House

2 Church Street

Hamilton HM11

Bermuda

Dear Sirs,

Re: International General Insurance Holdings Ltd. (the "Company")

We have acted as special Bermuda legal counsel to the Company in connection with a registration statement on Form F-3 filed with the U.S. Securities and Exchange Commission (the "Commission") on 1 April 2021 (the "Registration Statement", which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended, (the "Securities Act"), of a primary offering of up to 17,250,000 common shares, par value US$0.01 each (the “Common Shares”) (the “Primary Shares”), and a secondary offering of up to 38,861,863 Common Shares (the “Secondary Shares”), up to 4,500,000 private warrants to purchase Common Shares (the “Warrants”) and up to 4,500,000 Common Shares issuable on the exercise of the Warrants (the “Warrant Shares”, together with the Primary Shares and the Secondary Shares, the “Registered Shares” and the Registered Shares together with the Warrants, the “Securities”).

For the purposes of giving this opinion, we have examined a copy of the Registration Statement. We have also reviewed the memorandum of association and the bye-laws of the Company (together, the “Constitutional Documents”), each certified by the Secretary of the Company on 31 March 2021, written resolutions of its directors dated 2 December 2019, 20 February 2020, and 15 March 2020 and 1 April 2021, and minutes of a meeting of the board of directors dated 9 April 2020 and written resolutions of its members dated 20 February 2020 (together, the "Resolutions"), a copy of the consent under the Exchange Control Act 1972 (and Regulations made thereunder) in respect of the issue and free transfer of the Securities given by the Bermuda Monetary Authority on 28 January 2020 (the “Consent”), and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (d) that the Resolutions were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and effect and have not been, and will not be, rescinded or amended, (e) that the Constitutional Documents will not be amended in any manner that would affect the opinions expressed herein; (f) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, (g) that the Company will have sufficient authorised capital to effect the issue of any Registered Shares at the time of issuance, whether as a principal issue or on the conversion, exchange or exercise of any Warrants, (h) that the form and terms of any and all Securities or other securities (or other obligations, rights, currencies, commodities or other subject matter) comprising the same or subject thereto (in the case of the Warrants), the issuance and sale thereof by the Company, and the Company’s incurrence and performance of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related agreement or supplement thereto) in accordance with the terms thereof will not violate the memorandum of association and bye-laws of the Company nor any applicable law, regulation, order or decree in Bermuda, (i) that all necessary corporate action will be taken to authorise and approve any issuance of Securities, the terms of the offering thereof and related matters and that the applicable definitive purchase, underwriting or similar agreement (if required) will be duly approved, executed and delivered on behalf of the Company and all other parties thereto, (j) that the applicable purchase, underwriting or similar agreement (if required) and any other agreement or other document relating to any Security will be valid and binding in accordance with its terms pursuant to its governing law; (k) that the issuance and sale of and payment for the Securities will be in accordance with the applicable purchase, underwriting or similar agreement duly approved by the Board of Directors and the Registration Statement (including the prospectus set forth therein and any applicable supplement thereto), (l) that upon the issue of any Registered Shares the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof, (m) that the Amendment to the Warrant Agreement (the “Amendment”), between the Company, Tiberius Acquisition Corporation (“Tiberius”) and Continental Stock Transfer & Trust Company (“Continental”), filed as Exhibit 4.4 to the Registration Statement, to the Warrant Agreement dated 15 March 2018 between Tiberius and Continental (the “Warrant Agreement”) was duly executed and delivered by or on behalf of the Company, (n) that the Warrant Agreement as amended by the Amendment (the “Amended Warrant Agreement”) is valid and binding in accordance with its terms pursuant to its governing law, (o) that at the time of issuance the Registered Shares will be listed on an appointed stock exchange, as defined in the Companies Act 1981 as amended, (p) that the Consent will not have been revoked or amended at the time of issuance of the Securities, (q) the capacity, power and authority of all parties other than the Company to enter into and perform their obligations under any and all documents entered into by such parties in connection with the issuance of the Securities, and the due execution and delivery thereof by each party thereto, and (r) that none of the parties to such documents carries on business from premises in Bermuda at which it employs staff and pays salaries and other expenses.

The obligations of the Company in connection with any Security or other agreement or document relating thereto (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, merger, moratorium, bribery, corruption, money laundering, terrorist financing, proliferation financing or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors as well as applicable international sanctions, (b) will be subject to statutory limitation of the time within which proceedings may be brought, (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available, (d) may not be given effect to by a Bermuda court if and to the extent they constitute the payment of an amount which is in the nature of a penalty, and (e) may not be given effect by a Bermuda court to the extent that they are to be performed in a jurisdiction outside Bermuda and such performance would be illegal under the laws of that jurisdiction. Notwithstanding any contractual submission to the jurisdiction of specific courts, a Bermuda court has inherent discretion to stay or allow proceedings in the Bermuda courts.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for the purposes of the filing of the Registration Statement and the issuance of the Securities by the Company as described in the Registration Statement and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1.	The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2.	Upon the due issuance of Registered Shares (including the issuance of any Warrant Shares upon the conversion, exchange or exercise of the Warrants in accordance with the Amended Warrant Agreement) and payment of the consideration therefor, such Registered Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

 /s/ Conyers Dill & Pearman Limited

Conyers Dill & Pearman Limited

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